Actions required to be reported pursuant to Rule 2a-7

Rule 2a-7(c)(10)(vii) requires that
Russell Investment Company (the Company) file an exhibit to Form N-SAR describing any securities it holds on the final day of the reporting period that are not Eligible Securities.

Securities Held by Russell
Money Market Fund on the Final Day
of the Reporting Period that are not
Eligible Securities:

Lehman Brothers Holdings, Inc.,
notes,
September 15, 2008, par value $225,000

Lehman Brothers Holdings, Inc.,
notes,
September 26, 2008, par value $57,000

Lehman Brothers Holdings, Inc.,
notes,
March 11, 2009, par value $70,000

Lehman Brothers Holdings, Inc.,
notes,
April 3, 2009, par value $51,000